REGISTERED                                        REGISTERED

        PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

         EXTENDIBLE NOTE DUE JUNE 15, 2001, SERIES C

 NO. __ PRINCIPAL AMOUNT:
                         $----------

                     CUSIP: 744 573 AE 6




         Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

         PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED, a corporation duly organized and existing under the laws of the State of New Jersey (herein referred to as the "Company"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal amount of____________ Million Dollars ($___,000,000), on June 15,
2001 ("Stated Maturity") (unless and to the extent earlier redeemed or repaid prior to such date) and to pay interest thereon from June 15, 1999 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for in arrears on September 15, 1999, December 15, 1999 and March 15, 2000, and any other date as shall be established by the Company as an interest payment date in accordance with the provisions set forth below (each, an "Interest Payment Date"), and at maturity or earlier redemption, until the principal hereof is paid or made available for payment. Interest payments for this Note shall include interest accrued to but excluding each Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture (as defined below), be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date, which shall be the 15th calendar day (whether or not a Business Day) next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any interest not punctually paid or duly provided for on any Interest Payment Date ("Defaulted Interest") shall forthwith cease to be payable to the Holder on the Regular Record Date with respect to such Interest Payment Date by virtue of having been such Holder and may either (1) be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee (as defined below), notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or (2) be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal of and interest, if any, on this Note shall be made at the Corporate Trust Office of the Trustee or at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register and provided, further, that the Holder of this Note shall be entitled to receive payments of principal of and interest, if any, on this Note by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable payment date.


         Reference is hereby made to the further provisions of this Note set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.



         Unless the certificate of authentication hereon has been executed by the Trustee or its duly appointed co-authenticating agent by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, Public Service Enterprise Group Incorporated has caused this Instrument to be signed by the signature or facsimile signature of its Chairman of the Board, its President, a Vice President, its Treasurer or an Assistant Treasurer and attested by its Secretary or an Assistant Secretary by his signature or a facsimile thereof, and its corporate seal or a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.



(SEAL)         PUBLIC SERVICE ENTERPRISE
                   GROUP INCORPORATED

               By:   MORTON A. PLAWNER
             --- ---------------------------
               Title: Vice President


Attest:

EDWARD J. BIGGINS, JR.
-------------------------------
Title:  Secretary


Dated: June 15, 1999




           TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned
Indenture.


FIRST UNION NATIONAL BANK, as Trustee


By:    FRANK GALLAGHER
   -----------------------
     Authorized Signatory

         This Note is one of a duly authorized issue of securities (the "Securities") of the Company (which term includes any successor corporation under the Indenture hereinafter referred to) issued and to be issued pursuant to such Indenture. This Security is one of a Series designated by the Company as its Extendible Notes due June 15, 2001, Series C (the "Notes"). The Indenture does not limit the aggregate principal amount of the Notes or the Securities.

         The Company issued this Note pursuant to an Indenture, dated as of November 1, 1998 (the "Indenture" which term, for the purpose of this Note, shall include the Officers' Certificate dated June 15, 1999, delivered pursuant to Section 301 of the Indenture), between the Company and First Union National Bank, as trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

         The Notes are issuable as Registered Securities, without coupons, in denominations of $1,000 and any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of any authorized denomination, as requested by the Holder surrendering the same, upon surrender of the Note or Notes to be exchanged at any office or agency described below where Notes may be presented for registration of transfer.

         Certain provisions relating to the remarketing of the Notes set forth below are contained in a Remarketing Agreement dated as of June 15, 1999 (the "Remarketing Agreement") between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Remarketing Agent (the "Remarketing Agent").

         During the period from and including June 15, 1999 to but excluding March 15, 2000 (the "Initial Spread Period"), interest on this Note shall be payable in arrears, on September 15, 1999, December 15, 1999 and March 15, 2000, except as described below. During the Initial Spread Period the interest rate on the Notes shall be reset quarterly, on June 15, 1999, September 15, 1999 and December 15, 1999 (the "Interest Reset Date" in respect of the Initial Spread Period), and the Notes shall bear interest at a per annum rate (computed on the basis of the actual number of days elapsed over a 360-day year) equal to LIBOR (as defined below) for the applicable Interest Reset Period (as defined below), plus the Initial Spread (as defined below). Interest on this Note shall accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for to but excluding the applicable Interest Payment Date, Stated Maturity or date of earlier redemption, as the case may be. The "Initial Interest Reset Period" shall be the period from and including the date of original issuance of the Notes to but excluding September 15, 1999. Thereafter, each "Interest Reset Period" during the Initial Spread Period shall be the quarterly period from and including  the  most  recent  Interest  Reset  Date  to  but excluding the next succeeding Interest Reset Date or Remarketing Reset Date (as defined below), as the case maybe.

         The Spread applicable to the Notes during the Initial Spread Period shall be 0.40% (the "Initial Spread"), and the interest rate mode used for the Initial Spread Period shall be the "Floating Rate Mode". Thus, the interest rate per annum for the Notes during the Initial Interest Reset Period shall be equal to LIBOR, determined as of June 11, 1999, plus the Initial Spread. The interest rate per annum for each succeeding Interest Reset Period during the Initial Spread Period shall equal LIBOR for such Interest Reset Period plus the Initial Spread, calculated as described below. Thereafter, the Spread shall be determined in the manner described herein for each period from and including each Remarketing Reset Date (as defined below) to but excluding each next succeeding Remarketing Reset Date or, as the case maybe, Stated Maturity (a "Subsequent Spread Period"), which will be one or more periods of at least three months and not more than the period remaining to the Stated Maturity of this Note (or any integral multiple of three months therein), designated by the Company, commencing on the 15th day of September, December, March or June (or as otherwise specified by the Company and the Remarketing Agent on the applicable Duration/Mode Determination Date (as defined below) in connection with the establishment of each Subsequent Spread Period), as applicable (each such date, a "Remarketing Reset Date"), provided, however, that no Subsequent Spread Period may end on or after the Stated Maturity. The initial Remarketing Reset Date shall be March 15, 2000.

         If this Note is to be reset to the Floating Rate Mode, as agreed to by the Remarketing Agent and the Company on a Duration/Mode Determination Date, then during the corresponding Subsequent Spread Period, (i) the interest rate on the Notes will be reset monthly, quarterly or semiannually (each, an "Interest Reset Period") and interest on the Notes will be payable either monthly, quarterly or semiannually on such dates (each such date, an "Interest Payment Date" in respect of such Subsequent Spread Period), in each case as specified by the Remarketing Agent and Enterprise on the applicable Duration/Mode Determination Date and (ii) the Notes will bear interest at a per annum rate (computed on the basis of the actual number of days elapsed over a 360-day year) equal to LIBOR for the applicable Interest Reset Period, plus the applicable Spread, as determined on the relevant Spread Determination Date. Unless otherwise specified on the applicable Duration/Mode Determination Date for Notes in the Floating Rate Mode, interest on this Note shall be payable, in the case of Notes which reset (i) monthly, on the 15th day of each month; (ii) quarterly, on the 15th day of each September, December, March or June; and (iii) semiannually on the 15th day of each March and September. The first day of an Interest Reset Period is referred to herein as an "Interest Reset Date" in respect of the Subsequent Spread Period and, unless otherwise specified on the applicable 15th day of each month; (ii) quarterly, on the 15th day of September, December, March or June; and (iii) semiannually on the 15th day of each March and September.

         The  interest  rate in  effect on each day shall be
(i) if such day is an Interest Reset Date, the interest rate determined as of the Floating Rate Determination Date (as defined below) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Floating Rate Determination Date immediately preceding the most recent Interest Reset Date.

         If any Interest Payment Date (other than at Stated Maturity), redemption date, repayment date, Interest Reset Date or Remarketing Reset Date in the Floating Rate Mode would otherwise be a day that is not a Business Day (as defined below), such Interest Payment Date, redemption date, repayment date, Interest Reset Date or Remarketing Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if such Business Day is in the next succeeding calendar month, such Interest Payment Date, redemption date, repayment date, Interest Reset Date or Remarketing Reset Date shall be the next preceding Business Day.

         The interest rate applicable to each Interest Reset Period commencing on the related Interest Reset Date shall be the rate determined as of the applicable Floating Rate Determination Date. The "Floating Rate Determination Date" shall be the second London Business Day (as defined below) immediately preceding the applicable Interest Reset Date.

         For the Initial Spread Period and if the Notes are reset to the Floating Rate Mode for a Subsequent Spread Period, LIBOR shall be determined by the Rate Agent (as defined below) as of the applicable Floating Rate Determination Date in accordance with the following provisions:

     (i) LIBOR shall be determined on the basis of the offered rates for deposits in U.S. dollars of not less than U.S.$1,000,000 of the applicable Index Maturity (as defined below), commencing on the second London Business Day immediately following such Floating Rate Determination Date, which appears on Telerate page 3750 (as defined below) as of approximately 11:00 a.m., London time, on such Floating Rate Determination Date. "Telerate page 3750" means the display designated on page "3750" on Bridge Telerate, Inc. (or such other page as may replace the 3750 page on that service, any successor service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If no rate appears on Telerate page 3750, LIBOR for such Floating Rate Determination Date shall be determined in accordance with the provisions of paragraph (ii) below.

     (ii) With respect to a Floating Rate Determination Date on which no rate appears on Telerate page 3750 as of approximately 11:00 a.m., London time, on such Floating Rate Determination Date, the Rate Agent shall request the principal London offices of each of four major reference banks in the London interbank market selected by the Rate Agent to provide the Rate Agent with a quotation of the rate at which deposits of the applicable Index Maturity in U.S. dollars, commencing on the second London Business Day immediately following such Floating Rate Determination Date, are offered by it to prime banks in the London interbank markets as of approximately 11:00 a.m., London time, on such Floating Rate Determination Date in a principal amount equal to an amount of not less than U.S.$1,000,000 that is representative for a single transaction in such market at such time. If at least two such quotations are provided, LIBOR for such Floating Rate Determination Date shall be the arithmetic mean of such quotations as calculated by the Rate Agent. If fewer than two quotations are provided, LIBOR for such Floating Rate Determination Date shall be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., New York City time, on such Floating Rate Determination Date by three major banks in The City of New York selected by the Rate Agent (after consultation with the Company) for loans in U.S. dollars to leading European banks of the applicable Index Maturity commencing on the second London Business Day immediately following such Floating Rate Determination Date and in a principal amount equal to an amount of not less than U.S.$1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Rate Agent are not quoting as mentioned in this sentence, LIBOR for such Floating Rate Determination Date shall be LIBOR determined with respect to the immediately preceding Floating Rate Determination Date, or in the case of the first Floating Rate Determination Date, LIBOR for the Initial Interest Reset Period.

                  The "Index Maturity" applicable to Notes in the Floating Rate Mode shall be, in the case of Notes resetting (i) monthly, one month; (ii) quarterly, three months; and (iii) semiannually, six months.

                  If this  Note is to be reset to the  Fixed
   Rate Mode, as agreed to by the Company and the Remarketing Agent on a Duration/Mode Determination Date, then the applicable Fixed Rate for the corresponding Subsequent Spread Period shall be determined by 4:00 p.m., New York City time, on the third Business Day prior to the Remarketing Reset Date for such Subsequent Spread Period (the "Fixed Rate Determination Date"), in accordance with the following provisions: the Fixed Rate shall be determined by adding (i) the applicable Spread (as determined by the Remarketing Agent and agreed to by the Company on the immediately preceding Spread Determination Date) to (ii) the yield to maturity determined by 4:00 p.m., New York City time, on the Fixed Rate Determination Date (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the applicable United States Treasury security, selected by the Rate Agent after consultation with the Remarketing Agent, as having a maturity comparable to the duration selected for the following Subsequent Spread Period, which would be used in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the duration selected for the following Subsequent Spread Period.

                  Interest in the Fixed Rate Mode shall be computed on the basis of a 360-day year of twelve 30-day months. Such interest shall be payable semiannually in arrears on the Interest Payment Dates (i.e., March 15th and September 15th, unless otherwise specified by the Company and the Remarketing Agent on the applicable Duration/Mode Determination Date) at the applicable Fixed Rate, as determined on the Fixed Rate Determination Date, beginning on the applicable Remarketing Reset Date and continuing for the duration of the relevant Subsequent Spread Period.

                  If any Interest Payment Date, redemption date or repayment date in the Fixed Rate Mode would otherwise be a day that is not a Business Day (in either case, other than any Interest Payment Date, redemption date or repayment date that falls on a Remarketing Reset Date, in which case each such date shall be postponed to the next day that is a Business Day), the related payment of principal and interest shall be made on the next succeeding Business Day as if it were made on the date such payment was due, and no interest shall accrue on the amounts so payable for the period from and after such date to the next succeeding Business Day.

                  Unless  notice of  redemption of the Notes
   as a whole has been given, after the Initial Spread Period, the duration, redemption dates, redemption type (i.e., par, premium or make-whole, as described below), redemption prices (if applicable), repayment dates, Remarketing Reset Date, Interest Reset Dates, Interest Payment Dates, interest rate mode (i.e., Fixed Rate Mode or Floating Rate Mode, as described below), optional repayment terms, if any, and any other relevant terms for each Subsequent Spread Period shall be agreed to by the Company and the Remarketing Agent by 3:00 p.m., New York City time, on the eighth Business Day prior to the Remarketing Reset Date which commences such Subsequent Spread Period (the "Duration/Mode Determination Date"). In addition, the Spread for each Subsequent Spread Period shall be established by 3:00 p.m., New York City time, on the fourth Business Day prior to the Remarketing Reset Date which commences such Subsequent Spread Period (the "Spread Determination Date"). Interest on this Note during each Subsequent Spread Period shall accrue, as applicable, either (i) at a floating interest rate (such Note being in the "Floating Rate Mode" and such interest rate being a "Floating Rate") or (ii) at a fixed interest rate (such Note being in the "Fixed Rate Mode" and such interest being a "Fixed Rate"), in each case as determined by the Remarketing Agent and the Company in accordance with the Remarketing Agreement and the applicable Remarketing Agency Agreement (as defined below).

                  The term "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York are required or authorized to close and, if this Note is in the Floating Rate Mode (as defined below), that is also a London Business Day. The term "London Business Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

                  IN  THE  EVENT   THAT  THE   COMPANY   AND
   REMARKETING AGENT DO NOT AGREE ON THE SPREAD FOR ANY SUBSEQUENT SPREAD PERIOD, THEN THE COMPANY IS REQUIRED UNCONDITIONALLY TO REPURCHASE AND RETIRE ALL OF THE NOTES ON THE REMARKETING RESET DATE AT A PRICE EQUAL TO 100% OF THE PRINCIPAL AMOUNT OF THE NOTES, TOGETHER WITH ACCRUED AND UNPAID INTEREST, IF ANY, THEREON TO BUT EXCLUDING THE REMARKETING RESET DATE.

                  All   percentages   resulting   from   any
   calculation of any interest rate for this Note shall be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one millionths of a percentage point rounded upward and all dollar amounts shall be rounded to the nearest cent, with one-half cent being rounded upward.

                  In  the   event   the   Company   and  the
   Remarketing Agent agree on the Spread on the Spread Determination Date with respect to any Subsequent Spread Period and the Company and the Remarketing Agent enter into a Remarketing Agency Agreement (the "Remarketing Agency Agreement") on such Spread Determination Date, on the Remarketing Reset Date which commences such Subsequent Spread Period, this Note shall be automatically tendered, or deemed tendered, to the Remarketing Agent for remarketing by the Remarketing Agent on the Remarketing Reset Date at 100% of the principal amount hereof (the "Purchase Price") unless the beneficial owner of this Note, at such owner's option, upon giving notice as provided below (the "Hold Notice"), elects not to tender this Note. Subject to the second succeeding paragraph, the Purchase Price shall be paid by the Remarketing Agent in accordance with the standard procedures of DTC, which currently provide for payments in same-day funds. Interest accrued on such Notes with respect to the preceding interest period shall be paid by the Company in the manner described above.

                  The Hold  Notice  must be  received by the
   Remarketing   Agent   through   DTC   during  the  period
   commencing at 3:00 p.m., New York City time, on the Duration/Mode Determination Date and ending at 12:00 noon, New York City time, on the third Business Day prior to the Remarketing Reset Date for such Subsequent Spread Period (the "Notice Date"); provided, however, that if the Remarketing Agent and Enterprise are unable to agree on the Spread for such Subsequent Spread Period, any Hold Notices received will be null and void. Except as otherwise provided below, a Hold Notice shall be irrevocable. If a Hold Notice is not received for any reason by the Remarketing Agent with respect to this Note by 12:00 noon, New York City time, on the Notice Date, the beneficial owner of this Note shall be deemed to have elected to tender this Note for purchase by the Remarketing Agent.

                  In the event that the Remarketing Agent is unable to remarket some or all of the tendered Notes and, in its sole discretion, chooses not to purchase such tendered Notes, the Company is obligated unconditionally to purchase and retire on the Remarketing Reset Date the remaining unsold tendered Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the applicable Remarketing Reset Date.

                  Notwithstanding anything to the contrary contained herein, the Remarketing Agent shall have the option, but not the obligation, to purchase any Notes tendered to it that it is not able to remarket. If the Remarketing Agent is unable to remarket the entire principal amount of all Notes tendered on any Remarketing Reset Date and, in its sole discretion, the Remarketing Agent chooses not to purchase such tendered Notes, it shall promptly notify the Company and the Trustee. No beneficial owner of any Note shall have any rights or claims against the Remarketing Agent as a result of the Remarketing Agent not purchasing such Notes.

                  The term  "Remarketing  Agent"  means  the
   nationally recognized broker-dealer selected by the Company to act as Remarketing Agent. Pursuant to the Remarketing Agreement, Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to act as Remarketing Agent. The term "Rate Agent" means the entity selected by the Company as its agent to determine (i) LIBOR and the interest rate on the Notes for any Interest Reset Period and/or (ii) the yield to maturity on the applicable
   United States Treasury security that is used in connection with the determination of the applicable Fixed Rate, and the ensuing applicable Fixed Rate. Pursuant to the Remarketing Agreement, Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to act as Rate Agent in respect of any Fixed Rate Mode, and pursuant to a Calculation Agency Agreement, First Union National Bank has agreed to act as the Rate Agent in respect of any Floating Rate Mode. The Company, in its sole discretion, may change the Remarketing Agent and the Rate Agent for any Subsequent Spread Period at any time on or prior to 3:00 p.m., New York City time, on the Duration/Mode Determination Date relating thereto.

                  This Note may not be redeemed by the Company prior to March 15, 2000. On that date, on each subsequent Remarketing Reset Date and on those Interest Payment Dates or other dates specified as redemption dates by the Company on the Duration/Mode Determination Date in connection with any Subsequent Spread Period, the Notes may be redeemed, at the option of the Company, in whole or in part, upon notice thereof (as described below) given at any time during the 30 calendar day period ending on the eighth Business Day prior to the redemption date (or fifteen Business Days, prior to the redemption date in the case of a partial redemption), in accordance with the redemption type selected on the Duration/Mode Determination Date. This Note is also subject to redemption in accordance with other provisions specified above. In the event that less than all of the outstanding Notes are to be redeemed, the Notes to be redeemed shall be selected by such method as the Company shall deem fair and appropriate.

                  The  redemption  type to be  chosen by the
   Company and the Remarketing Agent on the Duration/Mode Determination Date with respect to any Subsequent Spread Period may be one of the following as defined herein: (i) Par Redemption; (ii) Premium Redemption; or (iii) Make-Whole Redemption. "Par Redemption" means redemption at a redemption price equal to 100% of the principal amount thereof, plus unpaid interest thereon, if any, accrued to the redemption date. "Premium Redemption" means redemption at a redemption price or prices greater than 100% of the principal amount thereof, plus unpaid interest thereon, if any, accrued to the redemption date, as determined on the Duration/Mode Determination Date. "Make-Whole Redemption" means redemption at a redemption price equal to the Make-Whole Amount (as defined below) with respect to such Notes. Unless otherwise specified by the Company and the Remarketing Agent on any Duration/Mode Determination Date, the redemption type shall be Par Redemption. The redemption in part of any Notes must be in increments of $1,000 or integral multiples thereof.

                  "Make-Whole  Amount" means,  in connection
   with any optional redemption of any Note, an amount equal to the greater of (i) 100% of its principal amount plus accrued interest, if any, thereon to the date of redemption and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus the Reinvestment Spread.

                  "Treasury  Yield"  means,  with respect to
   any redemption date applicable to any of the Notes, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

                  "Comparable  Treasury  Issue" means,  with
   respect to the Notes subject to redemption, the United States Treasury security selected by the Remarketing Agent as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes. "Comparable Treasury Price" means, with respect to any redemption date applicable to the Notes subject to redemption, (i) the average of the applicable Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such applicable Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such Quotation. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date for the Notes subject to redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue for the Notes (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. on the third business day preceding such redemption date.

                  "Reference Treasury Dealer" means, with respect to the Notes subject to redemption, at least four primary U.S. Government securities dealers in New York City as the Company shall select, which may include the Remarketing Agent or an affiliate thereof.

                  "Reinvestment Spread" means, with respect to the Notes subject to redemption, a number, expressed as a number of basis points or as a percentage, selected by the Company and agreed to by the Remarketing Agent on the Duration/Mode Determination Date.

                  All notices of redemption  shall state the
   redemption date, the redemption price, if fewer than all the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed, that on the redemption date the redemption price shall become due and payable upon each Note, or portion thereof, to be redeemed, that interest on each Note, or portion thereof, called for redemption shall cease to accrue on the redemption date and the place or places where Notes may be surrendered for redemption.

                  In the event of redemption of this Note in part only, a new Note or Notes of like tenor for the unredeemed portion hereof shall be issued in authorized denominations in the name of the Holder hereof upon the cancellation hereof.

                  For all purposes of this Note and the Indenture, unless the context otherwise requires, all provisions relating to the redemption by the Company of this Note shall relate, in the case that this Note is redeemed or to be redeemed by the Company only in part to that portion of the principal amount of this Note that has been or is to be redeemed.

                  The Notes will not be subject to repayment at the option of the Holders thereof prior to the initial Remarketing Reset Date. Thereafter, if the Company so elects on the Duration/Mode Determination Date preceding a Subsequent Spread Period, the Notes will be subject to repayment at the option of the holders thereof, during such Subsequent Spread Period, on such date(s) as the Company may select, in whole or in part in increments of $1,000 or integral multiples thereof, at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to but excluding the date of repayment or within such other notice period as may be specified on the applicable Duration/Mode Determination Date.

                  If an Event of Default (as set forth in the Indenture) with respect to Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The   Indenture   permits,    in   certain
   circumstances therein specified, the amendment thereof without the consent of the Holders of the Securities. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations under the Indenture of the Company and the rights of Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                  No reference  herein to the  Indenture and
   no provision of this Note, subject to the provisions for satisfaction and discharge in Article Four of the Indenture, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

                  The  Indenture  permits  the  Company,  by
   irrevocably depositing, in amounts and maturities sufficient to pay and discharge at the Stated Maturity or redemption date, as the case may be, the entire indebtedness on all Outstanding Notes, cash or U.S. Government Obligations with the Trustee in trust solely for the benefit of the Holders of all Outstanding Notes, to defease the Indenture with respect to such Notes, and upon such deposit the Company shall be deemed to have paid and discharged its entire indebtedness on such Notes. Thereafter, Holders would be able to look only to such trust fund for payment of principal and interest at the Stated Maturity or redemption date, as the case may be.

                  As provided in the  Indenture  and subject
   to certain limitations therein set forth, the transfer of Notes is registrable in the Security Register, upon surrender of a Note for registration of transfer at the Corporate Trust Office of the Trustee or at the office or agency of the Trustee in the Borough of Manhattan, The City of New York, or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

                  No  service  charge  shall  be made by the
   Company, the Trustee or the Security Registrar for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (other than exchanges pursuant to Sections 304, 906 or 1107 of the Indenture, not involving any transfer).

                  Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This  Note  shall  be   governed   by  and
   construed in accordance  with the law of the State of New
   Jersey without regard to principles of conflicts of laws.

                  All undefined terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                        ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common          UNIF GIFT MIN ACT _____Custodian _____
                                                         (Cust.)        (Minor)

TEN ENT - as tenants by the             Under Uniform Gifts to Minor Act
                                                     (State)

JT TEN  - as joint tenants with right
          of survivorship and not as
          tenants in common

         Additional abbreviations may also be used though not in the above list.

                    --------------------

FOR VALUE RECEIVED, the undersigned hereby sells(s), assign(s) and transfer(s) unto

Please Insert Social Security or Employer
Identification number of assignee

|-------------------------------|
|                               |
|-------------------------------|


------------------------------------------------------------
         Please Print or Typewrite Name and Address
            Including Postal Zip Code of Assignee
------------------------------------------------------------

The  within  Security  and  all  rights  thereunder,  hereby
irrevocably        constituting        and        appointing
__________________________   attorney   to   transfer   said
Security on the books of the Company, with full power of substitution in the premises.

Dated:  __________            _______________________
                                    Signature

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.